As filed with the Securities and Exchange Commission on May 30, 2023
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
THE MOSAIC COMPANY
(Exact name of registrant as specified in its charter)

Delaware	20-1026454
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
101 East Kennedy Boulevard, Suite 2500
Tampa, Florida 33602
(Address of registrant’s principal executive offices, including zip code)

THE MOSAIC COMPANY 2023 STOCK AND INCENTIVE PLAN
(Full title of the plan)
Philip E. Bauer
Senior Vice President, General Counsel
and Corporate Secretary
The Mosaic Company
101 East Kennedy Boulevard, Suite 2500
Tampa, Florida 33602
Tel: (800) 918-8270
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants of The Mosaic Company 2023 Stock and Incentive Plan, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
The following documents, which have been filed with the SEC by The Mosaic Company (hereinafter “we,” “us” or “Mosaic”), are incorporated by reference in this registration statement:

(a)	Mosaic’s Annual Report on Form 10-K for the year ended December 31, 2022; and
(b)	Mosaic’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023;
(c)	Mosaic’s Current Reports on Form 8-K filed on May 10, 2023; and May 30, 2023; and
(d)	The description of the Registrant’s Common Stock contained in any registration statement or report filed by the Predecessor Registrant under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4.	Description of Securities.
Not applicable.

Item 5.	Interests of Named Experts and Counsel.
Not applicable.

Item 6.	Indemnification of Directors and Officers.
Under Section 145 of the DGCL, a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. The indemnification provisions of the DGCL require indemnification of a director or officer who has been successful on the merits in defense of any action, suit or proceeding that he was a party to by virtue of the fact that he is or was a director or officer of the corporation.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against the person, and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.
Our restated certificate of incorporation, as amended, provides that we shall indemnify, to the fullest extent permitted by the DGCL, each person who is or was a director or officer of the Company, and each person who serves or served at the request of the Company as director or officer of another enterprise. Our amended and restated bylaws provide that we shall indemnify and hold harmless, to the fullest extent permitted by the DGCL, each person who is or was made a party, threatened to be made a party, or otherwise involved in any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, partner, or agent of another corporation, partnership, joint venture, or other enterprise, against all expenses, liability and loss (including attorneys’ fees, judgments, fines, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.
We are party to indemnification agreements with each of our directors and executive officers (the “Indemnitees”). Such indemnification agreements currently provide, among other things, that, subject to the limitations of such agreements, to the fullest extent permitted by Delaware law, the Company shall indemnify an Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the Indemnitee is or was or has agreed to serve at the request of the Company as a director, officer, employee or agent of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. Where indemnification in accordance with the indemnification agreements is unavailable to an Indemnitee, the indemnification agreements also provide for Mosaic to contribute to the payment of the Indemnitees’ losses to the fullest extent permitted by law. The indemnification agreements also provide for, among other things, advancement of expenses.
We maintain directors’ and officers’ liability insurance which covers certain liabilities and expenses of our directors and officers and covers us for reimbursement of payments to our directors and officers in respect of such liabilities and expenses.

Item 7.	Exemption from Registration Claimed.
Not applicable.

Item 8.	Exhibits.

5.1	Opinion of Dorsey & Whitney LLP
23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)
23.2	Consent of KPMG LLP
23.3	Tapira Consent of Qualified Persons
24	Power of Attorney (included on signature page)
107	Calculation of Fees

Item 9.	Undertakings.

(a)	The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on the 30th day of May, 2023.

THE MOSAIC COMPANY

By:	/s/ Philip E. Bauer
Philip E. Bauer
Senior Vice President, General Counsel and Corporate Secretary
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James (“Joc”) C. O’Rourke, Clint C. Freeland and Philip E. Bauer, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the offering of shares of common stock of The Mosaic Company pursuant to The Mosaic Company 2023 Stock and Incentive Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the 25th day of May, 2023.

Signature	Title

/s/ James (“Joc”) C. O’Rourke	Chief Executive Officer, President and Director
James (“Joc”) C. O’Rourke	(principal executive officer)

/s/ Clint C. Freeland	Senior Vice President and Chief Financial Officer
Clint C. Freeland	(principal financial officer)

/s/ Russell A. Flugel	Vice President and Controller
Russell A. Flugel	(principal accounting officer)

/s/ Cheryl K. Beebe	Director
Cheryl K. Beebe

/s/ Gregory L. Ebel	Director
Gregory L. Ebel

/s/ Timothy S. Gitzel	Director
Timothy S. Gitzel

Signature	Title

/s/ Denise C. Johnson	Director
Denise C. Johnson

/s/ Emery N. Koenig	Director
Emery N. Koenig

/s/ David T. Seaton	Director
David T. Seaton

/s/ Steven M. Seibert	Director
Steven M. Seibert

/s/ João Roberto Gonçalves Teixeira	Director
João Roberto Gonçalves Teixeira

/s/ Gretchen H. Watkins	Director
Gretchen H. Watkins

/s/ Kelvin R. Westbrook	Director
Kelvin R. Westbrook